UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark Grant as President and Chief Executive Officer

On May 14, 2025, the Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) approved the appointment of Mark Grant as the Company’s President and Chief Executive Officer, effective June 2, 2025 (the “Effective Date”). To support a smooth leadership transition, beginning on the Effective Date, each of Mr. Grant and Larry Jasinski, the Company’s current Chief Executive Officer, will serve as Co-Chief Executive Officers until June 30, 2025. Beginning on July 1, 2025, Mr. Grant will be the Company’s sole Chief Executive Officer.

Mr. Grant, age 55, brings over 25 years of leadership experience in healthcare and medical technology. Since March 2023, he has served as President of Americas & Chief Commercial Officer of International Medical Robotics Academy, a company specializing in surgical robotic training, where he drove global market expansion and introduced pioneering models for ethical soft tissue robotic surgical education. From May 2004 to March 2023, Mr. Grant worked at Medtronic plc (“Medtronic”), a global healthcare technology company, where he held various positions of increasing responsibility, most recently as Vice President, Americas Region. In his role at Medtronic, he led the $1.5 billion Americas region and oversaw a 2,000-person commercial organization. Mr. Grant received his B.S. in Industrial Technology from East Carolina University.

In connection with Mr. Grant’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Grant entered into an employment agreement on May 16, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, which is effective as of the Effective Date, Mr. Grant will receive (i) an annual base salary of $435,000, subject to period adjustments as may be determined from time to time by the compensation committee of the Board and (ii) an annual performance bonus up to 70% of annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board, which will be pro-rated for the remainder of 2025. Mr. Grant will also receive as of the Effective Date, an inducement grant of options (the “Option”) to purchase 400,000 of the Company’s Ordinary Shares, par value NIS 1.75 per share, in accordance with Nasdaq Listing Rule 5635(c)(4), which vest in four equal annual installments beginning on the first anniversary of the grant date. The terms of the Option will be materially consistent with the Company’s form of inducement option award agreements for employees and executive officers. A copy of the form of inducement option award agreement for this and future inducement option grants pursuant to Nasdaq Listing Rule 5635(c)(4) will be filed with the Company’s next periodic report.

Upon a termination of Mr. Grant’s employment due to death, disability, termination for “Cause” (as defined in the Employment Agreement) or resignation without “Good Reason” (as defined in the Employment Agreement), Mr. Grant is entitled to receive: (i) any base salary earned through the date of termination and any unpaid expense reimbursements, (ii) any earned but unpaid wages required to be paid by law and (iii) any vested benefits he may have under any employee benefit plan through the termination date (collectively, the “Accrued Benefits”).

Upon a termination of Mr. Grant’s employment without “Cause” by the Company or resignation for “Good Reason” by Mr. Grant, in addition to the Accrued Benefits, and subject to Mr. Grant’s execution of the Separation Agreement (as defined in the Employment Agreement), Mr. Grant is entitled to receive: (i) continuation of his base salary for six (6) months (the “Severance Pay”), (ii) payment of his target bonus for the then-current year paid in six (6) substantially equal installments over a six-month period and in accordance with the Company’s standard payroll practices, (iii) reimbursement of monthly health insurance premium equal to the monthly employer contribution that the Company would have made if he had remained employed by the Company until the earliest of (a) the end of the period over which the Company pays the Severance Pay, (b) the date on which Mr. Grant becomes eligible to receive group medical plan benefits from another employer, or (c) the date on which Mr. Grant is no longer eligible to receive such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). In addition, if such termination without “Cause” or resignation for “Good Reason” occurs within ninety (90) days prior to a Change of Control (as defined in the Employment Agreement) or twelve (12) months immediately following a Change of Control, then in addition to the Accrued Benefits, and subject to Mr. Grant’s execution of the Separation Agreement, Mr. Grant is entitled to receive: (i) continuation of base salary for twelve (12) months (the “Change of Control Severance Pay”), (ii) lump-sum payment in an amount equal to his target bonus for the then-current year and (iii) reimbursement of monthly health insurance premium equal to the monthly employer contribution that the Company would have made if he had remained employed by the Company until the earliest of (a) the end of the period over which the Company pays the Change of Control Severance Pay, (b) the date on which Mr. Grant becomes eligible to receive group medical plan benefits from another employer, or (c) the date on which Mr. Grant is no longer eligible to receive such coverage under COBRA.

The Employment Agreement contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and confidentiality, trade secrets and inventions clauses.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

In addition, Mr. Grant will enter into an indemnification agreement with the Company, which provides for the indemnification of Mr. Grant for certain expenses, including litigation expenses, attorneys’ fees, judgments and settlement amounts incurred by Mr. Grant in any action or proceeding arising out of his service to the Company as Chief Executive Officer.

There are no arrangements or understandings between Mr. Grant and any other persons pursuant to which Mr. Grant was appointed as President and Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Grant and any director or executive officer of the Company, and there are no transactions involving Mr. Grant requiring disclosure under Item 404(a) of Regulation S-K.

On May 19, 2025, the Company issued a press release announcing the appointment of Mr. Grant as President and Chief Executive Officer of the Company. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release of Lifeward Ltd., dated May 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: May 19, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer